Exhibit 99.1

CONVERGEONE HOLDINGS, INC. ANNOUNCES

DELISTING OF ITS WARRANTS FROM THE NASDAQ CAPITAL MARKET

•	ConvergeOne Common Stock to Continue Trading on The Nasdaq Global Market

Eagan, MN – June 20, 2018 – ConvergeOne Holdings, Inc. (NASDAQ: CVON) (“ConvergeOne”) today announced that it has received a letter, dated June 19, 2018 (the “Delisting Notice”), from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq intends to suspend and then delist ConvergeOne’s warrants (NASDAQ: CVONW) from The Nasdaq Capital Market at the opening of business on June 28, 2018 for the failure to meet the requisite number of warrant holders requirement set forth in Nasdaq Listing Rule 5515(a)(4). ConvergeOne will not appeal Nasdaq’s decision to delist the warrants.

Delisting of Warrants

On February 22, 2018, ConvergeOne consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of November 30, 2017, by and among Forum Merger Corporation (“Forum”), FMC Merger Subsidiary Corp., FMC Merger Subsidiary LLC, C1 Investment Corp., and Clearlake Capital Management III, L.P. (the “Business Combination”). In connection with the closing, Forum changed its name from Forum Merger Corporation to ConvergeOne Holdings, Inc.

Following the completion of the Business Combination, ConvergeOne submitted to Nasdaq data regarding round lot holders of its common stock and warrants. Based on Nasdaq’s review of such data, it has concluded that ConvergeOne’s warrants do not meet the minimum 400 round lot holder requirement for listing as set forth in Nasdaq Listing Rule 5515(a)(4). As such, on June 19, 2018, Nasdaq issued the Delisting Notice. ConvergeOne anticipates that its warrants will remain eligible to be quoted and traded on the Pink Current Information tier of the OTC markets under the trading symbol CVONW following the suspension of trading on Nasdaq on June 28, 2018. No assurance, however, can be made that trading in ConvergeOne’s warrants in the OTC market will commence or be maintained.

The delisting of ConvergeOne’s warrants will not affect the continued listing of ConvergeOne’s common stock on The Nasdaq Global Market.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT service provider of collaboration and technology solutions for large and medium enterprises with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 7,200 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys, and Microsoft to customize specific business outcomes. We deliver solutions with a full life cycle approach, including strategy, design, and implementation with professional, managed, and support services. ConvergeOne holds more than 2,100 technical certifications across hundreds of engineers throughout North America, including three Customer Success Centers. More information is available at www.convergeone.com.

Forward Looking Statements

This press release includes “forward-looking statements” regarding ConvergeOne, including the trading markets for ConvergeOne’s warrants following delisting, that reflect ConvergeOne’s views and information currently available. This information is, where applicable, based on estimates, assumptions, and analysis that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “intend”, “anticipate”, “believe” or other similar words, and include statements regarding ConvergeOne’s plans, activities, events, strategies, objectives, targets and expected financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of ConvergeOne and its officers, employees, agents, or associates. These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (1) the possibility that ConvergeOne may be adversely affected by other economic, business, and/or competitive factors and (2) other risks and uncertainties indicated from time to time in the sections titled “Risk Factors” and elsewhere in ConvergeOne’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018 and in other documents filed or to be filed with the Securities and Exchange Commission by ConvergeOne. Except as required under applicable law, ConvergeOne expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein reflect any change in ConvergeOne’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

— Source: ConvergeOne —

Media Contacts:

Scott Clark

Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com

Investor Relations Contact:

ICR for ConvergeOne

William Maina

646.277.1236

William.Maina@icrinc.com